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                                                                EXHIBIT 10.49


                          AMENDMENT OF MANAGEMENT AGREEMENT

     THIS AMENDMENT OF MANAGEMENT AGREEMENT (the "Amendment") is entered into as of January 6, 1997, by and among ALDUS III ASSOCIATES, a New York limited partnership ("Owner"), PROPERTY RESOURCES CORPORATION, a New York corporation ("PRC"), solely in its capacity as general partner of Owner, and NHP/PRC MANAGEMENT COMPANY LLC ("Venture").

                                    WITNESSETH,

          WHEREAS, Owner is the owner of that certain real property located in the Borough of The Bronx, in the City of New York, New York (the "Property');

          WHEREAS, pursuant to that certain limited partnership agreement by and among PRC and other parties thereto, as amended and supplemented, PRC is the (managing) general partner of Owner, charged with the management and control of Owner;

          WHEREAS, Owner entered into that certain Management Agreement, dated as of May 6, 1985, with PRC Management Corporation, a/k/a PRC for the management of the Property (the "Management Agreement");

          WHEREAS, pursuant to that certain Assignment and Assumption of Management Agreements dated as of the date hereof, PRC has assigned to Venture all of its right, title and interest under the Management Agreement and Venture has assumed all of the duties and obligations of PRC under the Management Agreement;

          WHEREAS, the parties desire to amend the Management Agreement in order to incorporate therein certain provisions required by the Secretary of Housing and Urban Development and to make other amendments;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                      ARTICLE I
                       AMENDMENT OF MANAGEMENT AGREEMENT


     SECTION 1.1. AMENDMENT TO SECTION 4. SECTION 4 of the Agreement is hereby amended by adding the following paragraph to the end thereof:

"All management fees will be computed and paid according to HUD Requirements. Notwithstanding any other provisions of this Agreement, HUD may terminate this Agreement (i) for failure to comply with the provisions of the Management Certification or other good cause, thirty (30) days after HUD has mailed the Owner and Agent a written notice of its desire to terminate this Agreement; (ii) in the event of a default under the Mortgage, Note, Regulatory Agreement or HAP Contract, immediately upon HUD's issuance of a notice of termination to Owner and Agent; or (iii) upon taking possession of the Project as mortgagee-in-possession. If HUD terminates this Agreement, Owner will promptly make arrangements for providing management satisfactory to HUD. Upon termination of this Agreement, Agent will within thirty (30) days of the date of termination turn over to Owner all of the Project's cash, trust accounts, investments and records. No "hold harmless clause" of the type prohibited by HUD which exempts the Agent from all liability for damages and injuries shall be enforceable. In the event of any conflict between the provisions of this Agreement and HUD Requirements, the rights and requirements of HUD will prevail."

     SECTION 1.2. AMENDMENT TO SECTION 10. SECTION 10 of the Agreement is hereby amended by adding the following sentences after the first sentence of the introductory paragraph:

     "Owner agrees to promptly forward all inquiries about leases to Agent. With the consent of Owner, Agent may retain a leasing broker. Fees paid to a leasing broker will not reduce Agent's compensation under this Agreement."

     SECTION 1.3. AMENDMENT TO SECTION 10(E). SECTION 10(e) of the Agreement is hereby amended by adding the following sentence after the first sentence thereof:

     "Agent is authorized to negotiate all leases, including all renewals and extensions of leases, and, subject to existing contractual rights of tenants and applicable State and local law governing tenants' rights, to cancel and modify existing leases."

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      SECTION 1.4.  AMENDMENT TO SECTION 10(F).  SECTION 10(f) of the Agreement
is hereby amended to read as follows:

     "Agent is authorized to change or revise all rents, tenant charges, or deposits, and any other charges with respect to the Project, subject to compliance with HUD Requirements as applicable and subject to existing contractual rights of tenants and applicable State and local law governing tenants' rights. In no event will the rents, charges or deposits exceed amounts approved or permitted by HUD."

     SECTION 1.5. AMENDMENT TO SECTION 11. SECTION 11 of the Agreement is hereby amended to read as follows:

     "11. OPERATING AND RESERVE ACCOUNTS. Agent shall maintain an account or accounts, collectively referred to herein as the Operating and Reserve Account or Rental Agency Account, for the deposit of receipts collected as described herein, in a bank or other institution whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). Such depository shall be selected by the Owner. Funds from the Project in the Operating and Reserve Account shall remain the property of Owner subject to disbursement of expenses by Agent as described in this Agreement. The Operating and Reserve Account shall be interest bearing with interest credited to Owner monthly or promptly after the end of the term of any investment.

     Owner agrees to provide, to the extent Project funds are available, sufficient funds to maintain at all times a balance in the Operating and Reserve Account in the amount shown on the attached Schedule A, which is incorporated herein and made a part hereof (the "Contingency Reserve"). Owner shall take no distribution of surplus cash at any time that a deficiency exists in the Contingency Reserve. Owner and Agent shall review the amount of the Contingency Reserve from time to time and shall agree in writing on a new Contingency Reserve amount when such is required.

     Owner shall give Agent advance written notice of at least ten (10) days if Owner, on Owner's initiative, desires Agent to make any additional monthly or recurring payments (such as mortgage indebtedness, general taxes, or special assessments, or fire, steam boiler, or other insurance premiums) out of the proceeds from the Project. If Owner notifies Agent to make such payments after the beginning of the term of this Agreement, Agent shall have the authority to name a new Contingency Reserve amount pursuant to this section of the Agreement, and Owner shall maintain this new Contingency Reserve amount at all times in the Operating and Reserve Account."

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     SECTION 1.6.  AMENDMENT TO SECTION 12.  SECTION 12 of the Agreement is
hereby amended to read as follows:

     "12. ENFORCEMENT OF LEASES. Agent is authorized to institute, in Owner's name, all legal actions or proceedings for the enforcement of any lease provision, for the collection of rent or other income from the Project or for any evicting or dispossessing of tenants or other persons from the Project. Agent is authorized to sign and serve such notices as Agent deems necessary for lease enforcement, including the collection of rent or other income. Agent is authorized, when expedient, to settle, compromise, and release such legal actions or suit or reinstate such tenancies. Any monies for such settlements paid out by Agent shall not exceed $2,500 without prior approval by Owner. Attorney's fees, filing fees, court costs, and other necessary expenses incurred in connection with such actions and not recovered from tenants shall be paid out of the Operating and Reserve Account or reimbursed directly to Agent by Owner. Owner shall provide Agent with a listing of acceptable counsel to handle such litigation, and shall notify Agent in writing of any changes to such listing."

     SECTION 1.7.  AMENDMENTS TO SECTION 13.

     (a) The introductory paragraph of SECTION 13 is hereby amended by adding the following sentences to the end thereof:

     "Notwithstanding anything to the contrary in this Agreement, the Agent's responsibilities under this Agreement with respect to the maintenance and repair of the Project are subject to the availability of funds of the Project and to generally accepted standards of reasonableness with regard to the nature and timing of repairs, and such responsibilities do not include construction or rehabilitation work that is beyond the scope of usual and customary maintenance and repairs."

     (b) SECTION 13(d) of the Agreement is hereby amended by adding the following sentences at the end thereof:

     "The Owner shall have the right to designate the party or parties responsible for such materials, equipment, tools, appliances, supplies and services, provided that if the Owner makes such designation the Owner shall indemnify and hold harmless the Agent against all fees, cost (including reasonable fees and expenses of counsel), liability, and expense resulting from Owner's selection and the consequences of Owner's selection and the results or consequences of any direction or supervision by Owner or its general partner of such party or parties.

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     (c) SECTION 13(e) of the Agreement is hereby amended as follows:

        (i) by deleting the amount "One Thousand Dollars ($1,000)" and substituting the amount "Five Thousand Dollars ($5,000)" therefor; and

        (ii) by adding the following sentence to the end thereof:

      "Subject to the right of the Owner to direct Agent to utilize Triboro Maintenance Company pursuant to SECTION 13 (d) hereof, the Agent may make expenditures of up to Five Thousand Dollars ($5,000) in connection with the maintenance and repair of the Project without the Owner's consent provided such expenditures are within the approved amount budgeted for the appropriate budget category as listed in Schedule B attached hereto and made a part hereof."

       SECTION 1.8.  AMENDMENT TO SECTION 14.    SECTION 14 of the Agreement is
hereby amended by deleting the second sentence thereof and substituting the following sentences therefor:

     "Agent shall, in Owner's name and at Owner's expense, make contracts on Owner's behalf for such services or such other services as Agent shall deem necessary or prudent for the operation of the Project. Owner shall have the authority to select depository institutions for Project accounts, Project auditors, and Project counsel (including but not limited to counsel for landlord/tenant and tax appeal matters). All utility deposits shall be Owner's responsibility, except that Agent may pay same from the Operating and Reserve Account at Owner's request."

      SECTION 1.9.  AMENDMENTS TO SECTION 15.

     (a) The introductory paragraph of SECTION 15 of the Agreement is hereby amended as follows:

          (i) by deleting the phrase "a Resident Manager," in the first sentence thereof;

          (ii) by adding the following sentence after the first sentence thereof:

     "Agent shall have the right to reorganize the management of the Project (e.g., by designating site managers whose duties would

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include supervision of maintenance) as permitted by HUD provided such reorganization is cost-neutral to the Project.";

          (iii) by adding the phrase "or Agent's affiliate" following the phrase "will be employees of the Agent" in the second sentence thereof; and

          (iv) by adding the following sentences to the end thereof:

     "Agent shall have authority to hire all personnel, including supervisory personnel. The Owner may notify Agent in writing that in its opinion the district manager is not performing his or her duties in a satisfactory manner. Agent shall have thirty (30) days in which to resolve the problems cited in Owner's notification to Agent's reasonable satisfaction. In the event that the problems cited in Owner's notification are not resolved to Owner's reasonable satisfaction within such thirty (30) day period, Owner may direct Agent to reassign such district manager. Owner shall indemnify, defend and hold harmless Agent against any losses, costs or other liability which may result from any reassignment of a district manager at the direction of Owner."

     (b) SECTION 15(a) of the Agreement is hereby amended by substituting the phrase "site manager, if any" for "Resident Manager" wherever it appears.

     (c) SECTION 15(b) of the Agreement is hereby amended to read as follows:

     "(b)     Agent shall establish the compensation for employees.  Any compensation arrangements that are not consistent with the approved budget or with the compensation arrangements in effect with respect to employees of the management agent prior to the current Agent, shall be approved by Owner, in writing and in advance of the consummation of such arrangements, which approval shall not be unreasonably withheld.

     (d) SECTION 15(d) of the Agreement is hereby amended as follows:

         (i) in the first sentence, by deleting phrase "the Resident Manager, site manager," and substituting "the site manager, if any," therefor; and

         (ii) by deleting the second sentence, and substituting the following sentence:

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     "Notwithstanding the previous sentence, reimbursement by the Owner of the current Agent for such costs shall be consistent with practices in effect with respect to the previous Agent."

      (e) A new SECTION 16(f) is hereby added, as follows:

     "(f) Owner shall reimburse Agent for the cost of payroll and benefits administration services; such reimbursements shall be paid out of the Rental Agency Account and will be treated as Project expenses."

     SECTION 1.10.  AMENDMENT TO SECTION 16.   SECTION 16 of the Agreement is
hereby amended by adding the following to the end of SECTION 16(c):

     "If Agent elects to advance any money in connection with the Project to pay any expenses for Owner, such advance shall be considered a loan subject to repayment with interest. Owner hereby agrees to reimburse Agent for such advances, including interest at the rate of two percent (2%) over the fluctuating prime rate of interest published in the "Money Rates" section of the WALL STREET JOURNAL as the base rate of interest on corporate loans posted by the nation's largest banks; which rate shall be adjusted as and when any change in the WALL STREET JOURNAL'S Prime Rate occurs, or if such rate is no longer published, then the Prime Rate announced from time to time by Bank of Boston or their successors of assigns. Owner shall make no distributions of surplus cash unless and until all such advances have been repaid."

     SECTION 1.11. AMENDMENT TO SECTION 17. SECTION 17 of the Agreement is hereby amended as follows:

     (a) by amending the second sentence to read as follows:

     "Except as permitted under Subsection 13(e) above, or for actual costs of debt service, taxes, insurance and utilities, annual disbursements for each type of operating expenses itemized in the budget will not exceed the amount authorized by the approved budget."

     (b) in the third sentence, by deleting the phrase "and will submit the same to the Owner at least thirty (30) days before the beginning of the fiscal year" and substituting the following therefor:

     "...and will submit the same no later than the immediately preceding November 15."

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     (c) by adding the following sentences to the end thereof:

     "Agent shall make a good faith effort to maintain receipts at least at the level of the approved budget and to maintain disbursements within the level of the approved budget. Provided Agent has made such good faith efforts, the failure of the Project to be operated within the approved budget shall not constitute a breach of this Agreement or otherwise constitute grounds for any adverse action by Owner against Agent."

     SECTION 1.12. AMENDMENT TO SECTION 18(G). SECTION 18(g) of the Agreement is hereby amended by deleting the words "tenth (10th)" and substituting "twentieth (20th)" therefor.

     SECTION 1.13. AMENDMENTS TO SECTION 23. SECTION 23 of the Agreement is amended as follows:

     (a) by deleting the phrase, "and the Resident Manager will reside in one of the dwelling units in the Project, and the Owner will make no rental charge for the same."

     (b) by adding the following sentence to the end thereof:

     "Owner shall provide adequate space on the Project for a management office."

     SECTION 1.14. AMENDMENT TO SECTION 24. SECTION 24 of the Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

     "INSURANCE.

     (a) Owner shall obtain and keep in force adequate insurance against physical damage (e.g., fire with extended coverage endorsement, boiler and machinery, etc.) and against liability for loss, damage, or injury to the Project or persons which might arise out of the occupancy, management operation, or maintenance of the Project. Any deductible required under such insurance policies shall be at Owner's expense. Automobile liability shall be maintained by Owner at Owner's expense for $26,000,000 (including umbrella coverage) combined single limit for all owned, hired and non-owned vehicles. Owner's general partner(s) and Agent shall be covered as additional

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insureds on all liability insurance maintained with respect to the Project.
Liability insurance shall be adequate to protect the interests of both Owner and Agent and in form, substance, and amounts reasonably satisfactory to Owner and Agent but not less than $26 million (including umbrella coverage) per occurrence per location for bodily injury, property damage and personal injury. Said policies shall provide that notice of default or cancellation shall be sent to Agent as well as Owner and shall require a minimum of thirty (30) days' (ten
(10) days' in the case of cancellation for nonpayment of premiums) actual prior written notice to Agent before any cancellation or non-renewal of said policies. Owner agrees to furnish Agent with certificates evidencing such insurance or with duplicate copies of such policies within ten (10) days of the assumption of management responsibilities by the current Agent. If Owner fails to obtain and maintain insurance coverage in accordance with the foregoing, then after notice by the Agent and Owner's failure to cure without any lapse in coverage within ten (10) days, Agent may, but shall not be obligated to, place said insurance meeting the terms described above and charge the cost thereof to the Operating and Reserve Account.

     (b) Agent shall require all contractors performing work on the Project to carry comprehensive general liability coverage for $1,000,000 combined single limit including products, completed operations and contractual liability, for bodily injury and property damage, and automobile liability for $500,000 combined single limit for all owned, hired and non-owned vehicles as well as worker's compensation coverage for statutory limits. Evidence of coverage is to be secured through a certificate of insurance, naming the Owner, its general partner(s)s and Agent as additional insureds. The certificate must provide a minimum of thirty (30) days' (ten (10) days' in the case cancellation for nonpayment of premiums) actual prior written notice of cancellation and/or non-renewal. The Owner may require higher limits based on the nature of the work to be performed and amount of the contract. Agent shall have the right to waive this provision in an emergency without Owner's consent, provided the Agent determines in its discretion it is in the best interest of the Project to hire a contractor without such coverage and provided Agent has made reasonable attempts to contact Owner and has been unable to do so."

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     SECTION 1.15.  AMENDMENT TO SECTION  27.

     [Reserved]

     SECTION 1.16.  AMENDMENT TO SECTION 28.

     (a)  SECTION 28(d) of the Agreement is hereby amended to read as follows:

     "(d)     The rights of the Secretary to terminate this Agreement are set forth in SECTION 4 of this Agreement."

     (b) SECTION 28 of the Agreement is hereby amended by renumbering the existing SECTION 28(e) as SECTION 28(f) and by inserting the following provision as SECTION 28(e):

     "(e)     In the event that any insurance required of Owner is not
maintained without any lapse, or the Project or any portion thereof, or any act or failure to act by Owner or its agents and employees with respect to the Project, fails to comply with any law or regulation, or any order or ruling of any public authority, and Agent, in its reasonable discretion, considers that the action or position of Owner or its representatives with respect thereto may result in material damage or liability to Agent or its submanagement agents, or in a disciplinary proceeding with respect to Agent's license or those of its submanagement agents, Agent shall have the right to terminate this Agreement at any time upon giving Owner fifteen (15) days written notice of its election to do so and the Owner's failure to cure, which termination shall be effective upon the expiration of such fifteen (15) day period. Such termination shall not release the indemnities set forth herein. If, subsequent to such termination, Owner cures such failure to maintain insurance or such failure to comply, and notifies Agent in writing of such cure, Owner may request in writing that Agent reinstate the Agreement, and Agent shall so reinstate the Agreement, effective as of a date mutually agreeable to Owner and Agent, if it determines in its reasonable discretion that such reinstatement will not result in material damage or liability to Agent or its submanagement agents, or in a disciplinary proceeding with respect to Agent's license or those of its submanagement agents, on the basis of the action or position of the Owner or its representatives on which the termination was based."

     (c) SECTION 28(f) of the Agreement, as renumbered, is hereby amended by adding the following sentence at the end thereof:

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     "Owner shall remain liable for the obligations of any contract or outstanding bill executed by Agent for and on behalf of Owner which are permitted by the approved budget or permitted by the terms of this Agreement."

     SECTION 1.17. ADDITIONAL PROVISIONS. The following provisions are hereby added to the Agreement as SECTIONs 30-43 thereof:

     "30. RELATIONSHIP OF AGENT TO OWNER. The relationship of the parties to this Agreement shall be that of Principal and Agent, and all duties to be performed by Agent under this Agreement shall be for and on behalf of Owner, in Owner's name and for Owner's account. In taking any action under this Agreement, Agent shall be acting only as Agent for Owner, and nothing in this Agreement shall be construed as creating a partnership, joint venture, or any other relationship between the parties to this Agreement except that of Principal and Agent, or as requiring Agent to bear any portion of losses arising out of or connected with the ownership or operation of the Project. Agent shall not at any time during the period of this Agreement be considered a direct employee of Owner.

     31. SAVE HARMLESS. (a) Agent shall indemnify, defend and save harmless Owner, its partners, and their respective officers, directors, employees, agents, affiliates, contractors and each of them (together, for purposes of this subparagraph 31(a), the "Owner") from all claims, demands, causes of action, loss, damage, liabilities, cost and expenses, including but not limited to reasonable attorneys' fees and expenses, but only in excess of amounts actually received by Owner from any insurance proceeds (together, "Losses") in any manner relating to, arising out of, or resulting from Agent's fraud, negligence, or misconduct with respect to its services and obligations under this Agreement, or in the event Agent and/or Owner is adjudicated (as evidenced by a final, non-appealable court order) or acknowledges to have violated any fair housing, fair employment or rent control law, ordinance, or regulation applicable to the Project (together, "Fair Housing/Rent Control Laws") as a result of any act or omission of Agent, so long as Agent's act or omission was not directed by Owner. Notwithstanding the foregoing, in the event of Losses relating to, arising out of, or resulting from Agent's acts or omissions which do not constitute gross negligence or willful misconduct and which do not relate to a violation of Fair Housing/Rent Control Laws, with respect to the first $50,000 of such Losses from each occurrence, Agent shall be obligated to indemnify Owner for only one-half of such Losses.

     (b) Owner shall indemnify, defend and save harmless Agent and its officers, directors, employees, agents, affiliates, contractors and each of them from

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all claims, demands, causes of action, loss, damage, liabilities, cost and expenses (including but not limited to reasonable attorneys' fees and expenses), but only in excess of amounts actually received by Agent from any insurance proceeds, in any manner relating to, arising out of, or resulting from (i) Agent's performance of services that are within the scope of Agent's authority under this Agreement, (ii) any acts taken or not taken by Agent at the specific direction of Owner or its general partners, (iii) the failure of Agent to pay any expenses and cost of the Project if necessary funds are not made available to Agent, unless such unavailability of funds is due to Agent's breach of its obligations hereunder, (iv) Agent's acts or omissions not within the scope of Agent's indemnity set forth in paragraph 31(a) above, and (v) any breach of Owner's representation or warranties under Article II of the Amendment of Management Agreement by and among Owner, Agent and Property Resources Corporation.

     (c) Owner shall pay reasonable expenses incurred by Agent in obtaining legal advice in the ordinary course of business regarding compliance with any law affecting the Project or activities related to it; provided, however, Agent shall obtain Owner's approval of the engagement of legal counsel, which approval shall not be unreasonably withheld. Notwithstanding the preceding, Owner hereby approves Manager's use of the Washington, D.C. firms of Holland & Knight and Swidler & Berlin, Chartered, with respect to HUD matters.

32. TAXES. Agent shall be responsible for monitoring all real estate and personal property taxes for the Project (unless the Owner otherwise directs the Agent). Owner shall be responsible for conducting any tax appeals to appropriate authorities. Agent shall, at no additional compensation, cooperate with the attorney selected by the Owner in providing information for tax appeals and complete the forms required by the applicable governmental agency for filing the tax appeal. In the event that preparation by Agent of more extensive documentation is required, Owner shall negotiate with Agent for the payment of additional compensation. Agent shall promptly forward copies of all tax bills and notices to Owner but Agent shall account for, administer and pay all tax invoices and escrows pursuant to the approved budget unless otherwise directed by Owner.

33. AGENT ASSUMES NO LIABILITY. (a) Agent assumes no liability whatsoever for any acts or omissions of Owner, or any previous owners of the Project, or any previous management or other agent of either. Agent assumes no liability for any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any lease or otherwise. Nor does Agent assume any liability for previously unknown violations of environmental laws,

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statutes, ordinances or regulations (each, an "Environmental Law" and collectively, "Environmental Laws") or other laws, statutes, ordinances or regulations which may become known after the assumption of management responsibilities by the current Agent. Any such statutory or regulatory violations or hazards discovered by Agent shall be brought to the attention of Owner in writing. Agent shall have no responsibility for remediation of conditions constituting violations of Environmental Laws unless such conditions were caused by Agent. Owner shall promptly cure violations of Environmental Laws if such violations were not caused by Agent. Agent may be involved in the selection of the contractor retained to cure such violations and shall coordinate with the activities of such contractor. Within the scope of Agent's duties under SECTION 13 of this Agreement, and to the extent Project funds are available, Agent shall cure violations of laws, statutes, ordinances and regulations other than Environmental Laws.

     (b) For purposes of this Agreement, "Environmental Law" shall mean any federal, state, county, local or foreign statute, law, rule, regulation or ordinance, code, handbook, written policy, rule of common law, order, decree, judgment, or other legal, judicial, regulatory, governmental or quasi-government requirement now in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Occupational Safety and Health Act, as amended; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, Pub. Law 101-380 and any state and local or foreign counterparts or equivalents. Notwithstanding the foregoing, for purposes of this Agreement the term "Environmental Law" shall not include matters under the jurisdiction of the New York City Environmental Control Board or successor agency except with regard to Hazardous Materials. For purposes of this Agreement, the term "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain electric fluid containing levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or

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

words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental or regulatory entity or which poses a threat to health or safety, but shall not mean Hazardous Materials used or released in material compliance with Environmental Laws in the ordinary course of the operations of the Project, including, without limitation, fuel oil and cleaning solvents, and Hazardous Materials included in the Projects, including, without limitation, any currently existing asbestos, lead paint, and urea formaldehyde foam insulation.

34. REPRESENTATIONS. Owner and Agent represent and warrant that they have full power and authority to enter into this Agreement.

35. BUILDING COMPLIANCE. Owner represents that to the best of Owner's knowledge, except as shown on the physical inspection reports listed in Schedule C attached hereto and made a part hereof, the Project and all equipment therein comply with all requirements of any applicable building codes and with all statutes, ordinances, laws, and regulations of any governmental body or of any public authority or official thereof having jurisdiction, and Owner authorizes Agent to disclose the ownership of the Project to any such officials and, subject to the limitations on liability in Paragraph 31 of this Agreement, agrees to defend, indemnify and hold Agent, its officers, directors, employees, agents, affiliates, contractors and each of them harmless of and from all loss, cost, expense and liability whatsoever which may be imposed by reason of any present or future violation or alleged violation of such laws, ordinances, statutes or regulations, provided Agent has notified Owner of such violation within a reasonable time of the Agent acquiring actual knowledge thereof.

36. MEETINGS WITH GOVERNMENTAL AGENCIES. Agent shall advise Owner of, and provide Owner with an opportunity to attend, meetings with Federal, state and local governmental agencies at which issues with significant potential implications for the Project are to be discussed.

37. INDEMNIFICATION SURVIVES TERMINATION. All representations and warranties of the parties contained herein shall survive the termination of this Agreement. All provisions of this Agreement that require Owner or Agent to have insured or to defend, reimburse, or indemnify the other shall survive any termination; and if Agent or Owner is or becomes involved in any proceeding or litigation by reason of having been Owner or Agent, such provisions shall apply as if this Agreement were still in effect.

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

38. HEADINGS. All headings and subheadings employed within this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

39. FORCE MAJEURE. Any delays in the performance of any obligation of Agent or Owner under this Agreement shall be excused to the extent that such delays are caused by wars, national emergencies, natural disasters, strikes, labor disputes, utility failures, governmental regulations, riots, adverse weather, and other similar causes not within the control of Agent or Owner, and any time periods required for performance shall be extended accordingly.

40. RIGHTS CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to either of the parties to this Agreement is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to this Agreement to insist at any time upon the strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy or be construed as a waiver or relinquishment of such right or remedy with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties to it may be exercised from time to time and as often as may be deemed expedient by those parties.

41. APPLICABLE LAW AND PARTIAL INVALIDITY. The execution, interpretation and performance of this Agreement shall in all respects be controlled and governed by the laws of the State of New York.

42. NOTICES. Any notices, demands, consents and reports necessary or provided for under this Agreement shall be deemed received (i) when delivered, if delivered personally; (ii) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of such facsimile is promptly sent by another means specified in this SECTION 42) ; or (iii) on the first business day following the date of sending, if sent by overnight U.S. Postal Service mail or other nationally recognized overnight courier service, in each case to the parties at the following address (or such other address as a party shall have specified by notice given in accordance with this SECTION 42):

To Agent:

NHP/PRC Management Company LLC
c/o NHP Management Company
Suite 400
8065 Leesburg Pike
Vienna, Virginia 22182
Attention: J. Robert Hiner
Fax No.  703/394-2900

with copies to:

Joel F. Bonder, Esq.
General Counsel
NHP Management Company
Suite 400
8065 Leesburg Pike
Vienna, VA 22182
Fax No. 703/394-2970

and

Kenneth G. Lore, Esq.
Swidler & Berlin, Chartered
Suite 300
3000 K Street, N.W.
Washington, D.C.  20007
Fax No. 202/424-7645

To Owner:

Property Resources Corporation
19 East 82nd Street
New York, New York  10028
Attn:  Frank E. Linde
Fax:  (212) 737-3989
with copies to:

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York  10022
Attn: Jack H. Nusbaum, Esquire
Fax:  (212) 821-8111

and

Jerrold I. Hirschen, Esq.
The Law Offices of Hirschen and Singer
The Bar Building
36 West 44th Street
New York, New York 10036
Fax: (212) 302-8536

43. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS; DELEGATION OF RESPONSIBILITIES. This Agreement shall be binding upon the parties hereto and their respective personal representatives, heirs, administrators, executors, successors and assigns. The Agent may delegate responsibilities hereunder to Property Resources Corporation and to NHP Management Company under submanagement agreements entered into by the Agent and each of them."


                                     ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Each of the parties hereto represents and warrants to the other, as follows:

     SECTION 2.1. ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.

     SECTION 2.2. AUTHORIZATION, VALIDITY AND ENFORCEABILITY. It has full power and authority to execute, deliver and perform its obligations under this
Amendment.   The execution, delivery and performance by it of this Amendment and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body and no other proceedings on its part are necessary to authorize this Amendment or the transactions contemplated hereby. This Amendment has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 2.3. CONSENTS AND APPROVALS. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any governmental or regulatory body is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Amendment or the consummation by it of the transaction contemplated hereby.


                                       ARTICLE III
                                MISCELLANEOUS PROVISIONS

     SECTION 3.1. AMENDMENTS. The terms, provisions, and conditions of this Amendment may not be changed, modified, or amended in any manner except by an instrument duly executed by both of the parties hereto.

     SECTION 3.2. AGREEMENT IN FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

     SECTION 3.3.  ANNOUNCEMENTS.    None of the parties hereto shall make any
public disclosure with respect to this Amendment and the transactions contemplated by this Amendment; provided, however, that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other parties hereto prior to making such disclosure and provide the other parties an opportunity to review the proposed disclosure).

     SECTION 3.4.  EXPENSES.    Except as expressly set forth herein, each party
to this Amendment shall bear all of its legal and other expenses incurred by it or on its behalf in connection with the transaction contemplated by this Amendment.

     SECTION 3.5. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 3.6. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, and original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

     SECTION 3.7. GOVERNING LAW. The execution, interpretation and performance of this Amendment shall in all respects be controlled and governed by the laws of the State of New York.

     SECTION 3.8.  CONSTRUCTION.    In the event of any conflict between the
provisions of this Amendment and the provisions of the Agreement as in effect prior to the effective date of this Amendment, the former shall govern. The language used in this Amendment shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless the context otherwise requires, a term has the meaning assigned to it by this Amendment.

     SECTION 3.9. SEVERABILITY. If any one or more of the provisions herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and of the remaining provisions, shall not be in any way impaired or affected. In such event, there shall be added as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. The effective date of the added provision shall be the date upon which the prior provision was held to be invalid, illegal or unenforceable.


                      REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              ALDUS III ASSOCIATES
                              By: Property Resources Corporation
                              Its:  General Partner

                              By:
                                      ------------------------------------
                              Name:   Frank E. Linde
                              Title:  President

                              PROPERTY RESOURCES CORPORATION

                              By:
                                      ------------------------------------
                              Name:   Frank E. Linde
                              Title:  President


                              NHP/PRC MANAGEMENT COMPANY LLC

                              By:  NHP Management Company


                              By:
                                      ------------------------------------
                              Name:   Robert M. Greenfield
                              Title:  Executive Vice President

                              By:  Property Resources Corporation

                              By:
                                      ------------------------------------
                              Name:   Frank E. Linde
                              Title:  President